ATTACHMENT to N-SAR Sub-Item 77C

The annual meeting of stockholders was held on May 28, 2014. The matters considered at the meeting, together with the actual vote tabulations relating to such matters are as follows:

1.

To consider and vote upon a proposal to approve the merger of the Company with and into Tortoise Energy Infrastructure Corp., including the issuance of additional shares of common stock of the Company in connection therewith.

Vote of Stockholders

No. of Shares
          Affirmative

13,729,260
          Against

229,772
          Abstain

111,733
          Broker Non-votes

6,070,513
          TOTAL

20,141,278

2.

To elect two directors of the Company, to hold office for a term of three years and until their successors are duly elected and qualified.

No. of Shares
Conrad S. Ciccotello

     Affirmative

20,170,165
     Withheld

644,598
     TOTAL

20,814,763

No. of Shares
Terry C. Matlack

     Affirmative

20,090,134
     Withheld

724,629
     TOTAL

20,814,763

Charles E. Heath continued as a director and his term expires on the date of the 2015 annual meeting of stockholders.  Each of Rand C. Berney and H. Kevin Birzer continued as a director with a term expiring on the date of the 2016 annual meeting of stockholders.

3.

To approve a proposal to authorize flexibility to the Company to sell its common shares for less than net asset value, subject to certain conditions.

Vote of Common Stockholders of Record

No. of Record Holders
      (50 Stockholders of Record as of Record Date)

Voting
          Affirmative

27
          Against

5
          Abstain

2
          TOTAL

34

Vote of Stockholders

No. of Shares
          Affirmative

12,755,521
          Against

1,044,100
          Abstain

225,079
          Broker Non-votes

6,070,520
          TOTAL

20,095,220

4.

To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending November 30, 2014.

No. of Shares
          Affirmative

20,215,930
          Against

312,414
          Abstain

286,413
          TOTAL

20,814,757

Based upon votes required for approval, each of these matters passed.